Exhibit 99.1

ABM INDUSTRIES ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS
Record Full Year Revenues of $5.5 billion
Full Year GAAP Continuing EPS of $1.34; Adjusted Continuing EPS of $1.75
Fiscal 2017 Results Reflect Acquisition-Related Share Count Dilution and Higher Amortization Expenses
Fiscal 2018 Guidance Outlook Issued
Company Increases Dividend By 3.0%

NEW YORK, NY - December 13, 2017 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the fourth quarter and full year that ended October 31, 2017.

($ in millions, except per share amounts)	Three Months Ended October 31,		Increase/	Years Ended October 31,		Increase/
(unaudited)	2017	2016	(Decrease)	2017	2016	(Decrease)

Revenues	$1,497.9	$1,322.3	13.3%	$5,453.6	$5,144.7	6.0%

Operating profit	$4.4	$10.8	(58.8)%	$101.9	$54.7	86.1%

(Loss) Income from continuing operations	$(2.5)	$9.0	NM *	$78.1	$62.3	25.3%
(Loss) Income from continuing operations per diluted share	$(0.04)	$0.16	NM *	$1.34	$1.09	22.9%

Adjusted income from continuing operations	$23.5	$29.2	(19.7)%	$101.9	$99.2	2.8%
Adjusted Income from continuing operations per diluted share	$0.37	$0.51	(27.5)%	$1.75	$1.74	0.6%

Net (loss) income	$(3.6)	$7.8	NM *	$3.8	$57.2	(93.3)%
Net (loss) income per diluted share	$(0.06)	$0.14	NM *	$0.07	$1.01	(93.1)%

Net cash provided by operating activities of continuing operations	$19.1	$9.8	94.9%	$101.7	$110.5	(8.0)%

Adjusted EBITDA	$70.8	$61.5	15.1%	$236.7	$212.2	11.5%
Adjusted EBITDA margin	4.7%	4.6%	10 bps	4.3%	4.1%	20 bps

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA” defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Fourth Quarter Performance

For the fourth quarter of 2017, revenues increased 13.3% to $1.5 billion, reflecting acquisitions of $178.5 million of incremental revenues primarily related to the Company's recent acquisition of GCA Services Group ("GCA"), which was acquired on September 1, 2017. For fiscal 2017, this business will be reported in the new segment "GCA Services". The Company reported organic growth of 2.3%, compared to the fourth quarter of fiscal 2016. The Company's organic revenue performance, which excludes acquisitions and divestitures, was driven primarily by both new business wins and expansions with existing clients within the Aviation and Business & Industry segments.

The Company reported a loss from continuing operations of $2.5 million, or $0.04 per diluted share, compared to income from continuing operations of $9.0 million, or $0.16 per diluted share last year.

Adjusted income from continuing operations for the fourth quarter of 2017 was $23.5 million, or $0.37 per diluted share, compared to $29.2 million, or $0.51 per diluted share for the fourth quarter of fiscal 2016. These results exclude items impacting comparability, predominantly related to as-expected acquisition costs associated with one-time transaction, synergy, and integration-related expenses following the closing of the Company's strategic acquisition of GCA. Items impacting comparability also include litigation and other settlement costs primarily related to two lawsuits concerning the Aviation segment's Seattle-area operations, a large portion of which the Company expects to be reimbursed in future quarters. As a reminder, income from continuing operations for the fourth quarter of fiscal 2016 reflects a non-cash, pre-tax impairment charge related to the Company's divested Government business. A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Operationally, the Company's adjusted income from continuing operations for the fourth quarter of 2017 was impacted by reserves recorded for historical years' multi-employer union benefit obligations primarily impacting the Business & Industry segment, as well as client costs stemming from a previously-announced contract termination which occurred within the Company's Aviation segment during the third quarter of fiscal 2017. Additionally, income from continuing operations per diluted share for the quarter on an adjusted and non-adjusted basis reflects GCA-related share count dilution of approximately 10% and higher amortization expense.

Total net loss for the fourth quarter of 2017 was $3.6 million, or $0.06 per diluted share, compared to net income of $7.8 million, or $0.14 per diluted share last year.

Adjusted EBITDA for the fourth quarter was $70.8 million compared to $61.5 million in the fourth quarter of 2016. The increase in adjusted EBITDA was primarily driven by the Company's newly-acquired GCA business, revenue contribution, and higher procurement savings. Partially offsetting these results were the aforementioned client costs associated with the Company's Aviation segment, and an increase in reserves associated with historical multi-employer union benefit obligations. Adjusted EBITDA margin for the quarter was 4.7% versus 4.6% last year.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "We achieved record revenue growth during the fourth quarter, reflecting our continued delivery of solid organic growth and our transformational acquisition of GCA.  These results demonstrate the ongoing execution of our 2020 Vision initiatives.  Our organization navigated the complexities of our highly diverse business and continued to accelerate, while beginning to integrate GCA's 40,000 employees and extensive client roster."

Fiscal 2017 Performance

The Company reported revenues of approximately $5.5 billion, an increase of 6.0% for fiscal 2017 compared to fiscal 2016. This performance was driven by acquisitions of $208.1 million of incremental revenues during the fiscal year, primarily related to GCA. Organic revenues grew by 2.6%, stemming from new business wins, expansions with existing clients including greater Work Order (tag) sales within the Aviation and Business & Industry segments. Organic growth for fiscal 2017 excludes the Company's divested Government Services business, which was sold in May 2017.

On a GAAP basis, income from continuing operations grew 25.3% to $78.1 million, or $1.34 per diluted share, compared to income from continuing operations of $62.3 million, or $1.09 per diluted share last year.

Adjusted income from continuing operations for 2017 grew 2.8% to $101.9 million, or $1.75 per diluted share, compared to $99.2 million, or $1.74 per diluted share last year. These results exclude items impacting comparability, predominantly related to an impairment recovery related to the Company's Government Services business, a lower self-insurance adjustment, acquisition costs related to the GCA acquisition, and lower restructuring and related expenses. A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Operationally, the Company's adjusted income from continuing operations was driven by procurement and organizational savings stemming from the Company's 2020 Vision initiative, which were partially offset by client costs stemming from a contract termination within the Company's Aviation segment. Additionally, income from continuing operations per diluted share for the quarter on an adjusted and non-adjusted basis reflects GCA-related share count dilution of approximately 3% and higher amortization expense.

Total net income for 2017 was $3.8 million, or $0.07 per diluted share, compared to net income of $57.2 million, or $1.01 per diluted share last year.

Adjusted EBITDA for 2017 was $236.7 million compared to $212.2 million in 2016. Adjusted EBITDA margin for 2017 was 4.3% versus 4.1% last year. The increases versus last year are primarily attributable to procurement and organizational savings from the Company's 2020 Vision initiatives, as well as the Company's newly-acquired GCA Services business.

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit of $1.3 billion.

Total debt to proforma adjusted EBITDA was approximately 3.93x.

In addition, the Company paid a quarterly cash dividend of $0.170 per common share for a total distribution of $11.1 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors approved a 3.0% increase for the quarterly cash dividend to $0.175 per common share, payable on February 5, 2018 to stockholders of record on January 4, 2018. This marks ABM’s 207th consecutive quarterly cash dividend.

Guidance

For fiscal 2018, the Company expects GAAP income from continuing operations of $1.33 to $1.43 per diluted share, or adjusted income from continuing operations of $1.70 to $1.80 per diluted share. With the exception of the 2018 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

Mr. Salmirs continued, "Fiscal 2017 was a momentous year for ABM as we operated for the first time under our new vertical, industry group organizational structure.  During the year, we exceeded our Phase I expectations, and launched the 'ABM Way' which is the foundation of Phase II of our 2020 Vision strategy.  Simultaneously, we identified process and technology tools and added talent to enable long term, profitable growth.  The hard work of our organization yielded a substantial amount of progress in a short period of time.  During 2018, we will continue to strengthen our organization through innovation and the continuation of the 'ABM Way', while focusing on our integration of GCA.”

Beginning with the first quarter of 2018, the Company will change its reportable operating segments based on its recent acquisition of GCA Services Group. The Company expects to announce these new reportable operating segments at its 2018 Investor Day.

2018 Investor Day

ABM will host an Investor Day in New York City on Thursday, January 18, 2018 with presentations given by members of executive management. A live audio webcast and presentation slides will be posted on the "Investors" section of the Company's website, located at www.abm.com.

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, December 14, 2017 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through December 21, 2017 and can be accessed by dialing (844) 512-2921 and then entering ID #13673881.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.5 billion and approximately 140,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) we may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of GCA; (2) we have incurred a substantial amount of debt to complete the acquisition of GCA, and to service our debt we will require a significant amount of cash; (3) changes in our businesses, operating structure, financial reporting structure or personnel relating to the implementation of our 2020 Vision, may not have the desired effects on our financial condition and results of operations; (4) our success depends on our ability to gain profitable business despite competitive pressures and on our ability to preserve long-term client relationships; (5) our business success depends on our ability to attract and retain qualified personnel and senior management; (6) our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; (7) our international business involves risks different from those we face in the United States that could have a negative effect on our results of operations and financial condition; (8) unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (9) we insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses that could result in a material charge against our earnings; (10) our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; (11) impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; (12) changes in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (13) our business may be materially affected by changes to fiscal and tax policies and negative or unexpected tax consequences could adversely affect our results of operations; (14) we could be subject to cyber-security risks, information technology interruptions, and business continuity risks; (15) a significant number of our employees are covered by collective bargaining agreements which could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activity and union-organizing drives; (16) if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results, investors’ perceptions, and the value of our common stock; (17) our business may be negatively impacted by adverse weather conditions; (18) catastrophic events, disasters, and terrorist attacks could disrupt our services; and (19) actions of activist investors could disrupt our business. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2016 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations as adjusted for items impacting comparability, for the fourth quarter and twelve months of fiscal years 2017 and 2016. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the fourth quarter and twelve months of fiscal years 2017 and 2016. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor & Media Relations:	Susie Choi
(212) 297-9721
susie.choi@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions, except per share amounts)	2017	2016	Increase / (Decrease)
Revenues	$1,497.9	$1,322.3	13.3%
Expenses
Operating expenses	1,337.0	1,173.3	14.0%
Selling, general and administrative expenses	137.4	99.8	37.6%
Restructuring and related expenses	4.9	9.7	(49.4)%
Amortization of intangible assets	14.2	6.2	NM	*
Impairment loss	—	22.5	NM	*
Operating profit	4.4	10.8	(58.8)%
Income from unconsolidated affiliates, net	0.7	2.2	(69.9)%
Interest expense	(10.1)	(2.7)	NM	*
(Loss) Income from continuing operations before income taxes	(5.0)	10.3	NM	*
Income tax benefit (provision)	2.5	(1.3)	NM	*
(Loss) Income from continuing operations	(2.5)	9.0	NM	*
Net loss from discontinued operations	(1.1)	(1.2)	(16.0)%
Net (loss) income	$(3.6)	$7.8	NM
Net (loss) income per common share — Basic
(Loss) Income from continuing operations	$(0.04)	$0.16	NM	*
Loss from discontinued operations	(0.02)	(0.02)	—%
Net (loss) income	$(0.06)	$0.14	NM	*
Net (loss) income per common share — Diluted
(Loss) Income from continuing operations	$(0.04)	$0.16	NM	*
Loss from discontinued operations	(0.02)	(0.02)	—%
Net (loss) income	$(0.06)	$0.14	NM	*
Weighted-average common and common equivalent shares outstanding
Basic	62.8	56.2
Diluted (1)	62.8	56.9
Dividends declared per common share	$0.170	$0.165

* Not meaningful (due to variance greater than or equal to +/-100%)

(1) The dilutive impact of the Company's PSUs, RSUs and stock options has been excluded from the calculation of diluted (loss) earnings per share for the three months ended October 31, 2017 because their inclusion would have an antidilutive effect on the net loss per share.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Years Ended October 31,
(in millions, except per share amounts)	2017	2016	Increase / (Decrease)
Revenues	$5,453.6	$5,144.7	6.0%
Expenses
Operating expenses	4,881.2	4,603.4	6.0%
Selling, general and administrative expenses	436.6	410.1	6.5%
Restructuring and related expenses	20.9	29.0	(28.1)%
Amortization of intangible assets	31.6	25.0	26.5%
Impairment (recovery) loss	(18.5)	22.5	NM *
Operating profit	101.9	54.7	86.1%
Income from unconsolidated affiliates, net	4.2	7.6	(44.6)%
Interest expense	(19.2)	(10.4)	84.3%
Income from continuing operations before income taxes	86.9	51.9	67.3%
Income tax (provision) benefit	(8.8)	10.4	NM *
Income from continuing operations	78.1	62.3	25.3%
Net loss from discontinued operations	(74.3)	(5.1)	NM *
Net income	$3.8	$57.2	(93.3)%
Net income per common share — Basic
Income from continuing operations	$1.35	$1.11	21.6%
Loss from discontinued operations	(1.29)	(0.09)	NM *
Net income	0.07	1.02	(93.1)%
Net income per common share — Diluted
Income from continuing operations	$1.34	$1.09	22.9%
Loss income from discontinued operations	(1.27)	(0.09)	NM *
Net income	$0.07	$1.01	(93.1)%
Weighted-average common and common equivalent shares outstanding
Basic	57.7	56.3
Diluted	58.3	56.9
Dividends declared per common share	$0.680	$0.660

* Not meaningful (due to variance greater than or equal to +/-100%)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions)	2017	2016
Net cash provided by operating activities of continuing operations	$19.1	$9.8
Net cash used in operating activities of discontinued operations	(38.9)	(1.4)
Net cash (used in) provided by operating activities	$(19.8)	$8.4
Purchase of businesses, net of cash acquired	$(835.0)	$(15.0)
Other	(12.8)	(13.9)
Net cash used in investing activities	$(847.8)	$(28.9)
Taxes withheld from issuance of share-based compensation awards, net	$(2.8)	$(0.5)
Repurchases of common stock	—	(15.4)
Dividends paid	(11.1)	(9.2)
Deferred financing costs paid	(18.7)	—
Borrowings from credit facility	1,209.1	273.0
Repayment of borrowings from credit facility	(282.6)	(229.0)
Payment of contingent consideration	—	(1.5)
Financing of energy savings performance contracts	—	7.4
Changes in book cash overdrafts	(10.7)	(1.0)
Repayment of capital lease obligations	(0.6)	(0.3)
Net cash provided by financing activities	$882.7	$23.5
Effect of exchange rate changes on cash and cash equivalents	—	(1.1)

	Years Ended October 31,
(in millions)	2017	2016
Net cash provided by operating activities of continuing operations	$101.7	$110.5
Net cash used in operating activities of discontinued operations	(96.1)	(27.0)
Net cash provided by operating activities	$5.6	$83.5
Purchase of business, net of cash acquired	$(853.6)	$(96.0)
Proceeds from sale of business	$35.5	$—
Other	(53.6)	(35.7)
Net cash used in investing activities of continuing operations	(871.8)	(131.7)
Net cash used in investing activities of discontinued operations	—	(3.1)
Net cash used in investing activities	$(871.8)	$(134.8)
(Taxes withheld) and proceeds from issuance of share-based compensation awards, net	$(0.7)	$5.3
Repurchases of common stock	(7.9)	(46.6)
Dividends paid	(39.5)	(36.9)
Deferred financing costs paid	(18.7)	(0.1)
Borrowings from credit facility	1,880.1	1,052.3
Repayment of borrowings from credit facility	(957.2)	(942.0)
Payment of contingent consideration	(3.8)	(1.5)
Financing of energy savings performance contracts	6.8	22.6
Changes in book cash overdrafts	15.8	0.7
Repayment of capital lease obligations	(0.9)	(1.2)
Net cash provided by financing activities	$874.0	$52.6
Effect of exchange rate changes on cash and cash equivalents	1.5	(3.3)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
(in millions)	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$62.8	$53.5
Trade accounts receivable, net of allowances	1,038.1	803.7
Prepaid expenses	101.8	68.0
Other current assets	32.8	30.0
Assets held for sale	—	36.1
Total current assets	1,235.5	991.3
Other investments	17.6	17.4
Property, plant and equipment, net of accumulated depreciation	143.1	81.8
Other intangible assets, net of accumulated amortization	430.1	103.8
Goodwill	1,864.2	912.8
Deferred income tax asset, net	—	37.4
Other noncurrent assets	122.1	134.3
Total assets	$3,812.6	$2,278.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$16.9	$—
Trade accounts payable	230.8	174.3
Accrued compensation	159.9	130.7
Accrued taxes—other than income	52.5	40.6
Insurance claims	112.5	92.2
Income taxes payable	13.4	6.3
Other accrued liabilities	171.8	135.9
Liabilities held for sale	—	16.8
Total current liabilities	757.8	596.8
Noncurrent income taxes payable	16.3	33.4
Long-term debt, net	1,161.3	268.3
Deferred income tax liability, net	57.3	3.5
Noncurrent insurance claims	382.9	331.6
Other noncurrent liabilities	61.3	71.2
Total liabilities	2,436.9	1,304.8
Total stockholders’ equity	1,375.7	974.0
Total liabilities and stockholders’ equity	$3,812.6	$2,278.8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,		Increase/
($ in millions)	2017	2016	(Decrease)
Revenues
Business & Industry	$755.0	$741.7	1.8%
Aviation	264.8	225.8	17.3%
Emerging Industries Group	193.9	207.2	(6.4)%
Technical Solutions	114.4	115.5	(0.9)%
GCA Services	169.7	—	NM *
Government Services	—	32.1	NM *
Total revenues	$1,497.9	$1,322.3	13.3%
Operating profit
Business & Industry	$38.4	$33.6	14.3%
Aviation	9.6	10.0	(4.0)%
Emerging Industries Group	9.9	16.3	(39.6)%
Technical Solutions	10.4	10.6	(1.3)%
GCA Services	3.4	—	NM *
Government Services	0.1	(21.2)	NM *
Corporate excluding items impacting comparability	(27.6)	(25.0)	10.1%
Corporate items impacting comparability	(39.0)	(11.7)	NM *
Adjustment for income from unconsolidated affiliates, net included in Aviation and Government Services	(0.7)	(1.9)	(65.5)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.1)	—	NM *
Total operating profit	4.4	10.8	(58.8)%
Income from unconsolidated affiliates, net	0.7	2.2	(69.9)%
Interest expense	(10.1)	(2.7)	NM *
(Loss) Income from continuing operations before income taxes	(5.0)	10.3	NM
Income tax benefit (provision)	2.5	(1.3)	NM *
(Loss) Income from continuing operations	(2.5)	9.0	NM *
Net loss from discontinued operations	(1.1)	$(1.2)	(16.0)%
Net (loss) income	$(3.6)	$7.8	NM *

* Not meaningful (due to variance greater than or equal to +/-100%)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Years Ended October 31,		Increase/
($ in millions)	2017	2016	(Decrease)
Revenues
Business & Industry	$2,992.5	$2,949.1	1.5%
Aviation	988.1	851.8	16.0%
Emerging Industries Group	777.1	801.9	(3.1)%
Technical Solutions	439.6	425.3	3.4%
GCA Services	169.7	—	NM *
Government Services	86.5	116.7	(25.8)%
Total revenues	$5,453.6	$5,144.7	6.0%
Operating profit
Business & Industry	$154.0	$135.4	13.7%
Aviation	28.8	27.7	3.8%
Emerging Industries Group	45.9	61.0	(24.9)%
Technical Solutions	39.0	28.9	34.8%
GCA Services	3.4	—	NM *
Government Services	21.8	(23.4)	NM *
Corporate excluding items impacting comparability	(105.5)	(96.3)	9.6%
Corporate items impacting comparability	(79.5)	(70.9)	12.1%
Adjustment for income from unconsolidated affiliates, net included in Aviation and Government Services	(4.1)	(6.5)	(37.3)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(1.9)	(1.2)	52.9%
Total operating profit	101.9	54.7	86.2%
Income from unconsolidated affiliates, net	4.2	7.6	(44.6)%
Interest expense	(19.2)	(10.4)	84.3%
Income from continuing operations before income taxes	86.9	51.9	67.3%
Income tax (provision) benefit	(8.8)	10.4	NM*
Income from continuing operations	78.1	62.3	25.3%
Net loss from discontinued operations	(74.3)	(5.1)	NM *
Net income	$3.8	$57.2	(93.3)%

* Not meaningful (due to variance greater than or equal to +/-100%)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended October 31,		Years Ended October 31,
	2017	2016	2017	2016
Reconciliation of (Loss) Income from Continuing Operations to Adjusted Income from Continuing Operations
(Loss) Income from continuing operations	$(2.5)	$9.0	$78.1	$62.3
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	(0.3)	1.1	22.0	31.6
U.S. Foreign Corrupt Practices Act investigation(c)	—	—	(3.2)	0.2
Restructuring and related(d)	4.9	9.7	20.9	28.6
Acquisition costs	23.9	0.8	27.0	1.8
Litigation and other settlements(e)	10.5	0.6	12.9	10.1
Gain from equity investment(f)	—	(0.5)	—	(1.4)
Impairment loss (recovery)	—	22.5	(18.5)	22.5
Total items impacting comparability	39.0	34.2	61.0	93.5
Income tax benefit(g)(i)	(13.0)	(14.1)	(37.2)	(56.6)
Items impacting comparability, net of taxes	26.0	20.2	23.8	36.8
Adjusted income from continuing operations	$23.5	$29.2	$101.9	$99.2

	Three Months Ended October 31,		Years Ended October 31,
	2017	2016	2017	2016
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(3.6)	$7.8	$3.8	$57.2
Items impacting comparability	39.0	34.2	61.0	93.5
Net loss from discontinued operations	1.1	1.2	74.3	5.1
Income tax (benefit) provision	(2.5)	1.3	8.8	(10.4)
Interest income from energy efficient government buildings(h)	—	(0.3)	(0.4)	(1.3)
Interest expense	10.1	2.7	19.2	10.4
Depreciation and amortization	26.6	14.5	70.1	57.7
Adjusted EBITDA	$70.8	$61.5	$236.7	$212.2

	Three Months Ended October 31,		Years Ended October 31,
	2017	2016	2017	2016
Reconciliation of (Loss) Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
(Loss) Income from continuing operations per diluted share	$(0.04)	$0.16	$1.34	$1.09
Items impacting comparability, net of taxes	0.41	0.35	0.41	0.65
Adjusted Income from continuing operations per diluted share	$0.37	$0.51	$1.75	$1.74
Diluted shares	62.8	56.9	58.3	56.9

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents adjustments to our self-insurance reserve for general liability, workers’ compensation and automobile claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability.

(c) FY17 represents reimbursement of previously expensed legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) Represents costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) YTD FY16 amount includes costs related to a reserve established for an outstanding client receivable that is being litigated, and a significant portion of the outstanding receivable amount is no longer deemed collectible.

(f) The Company's share of a gain associated with property sales completed by one of its investments in a low income housing partnership.

(g) The Company's tax impact is calculated using the federal and state statutory rate of 39.9% for QTD FY17, 40.7% for YTD FY17, and 41.5% for QTD and YTD FY16. The tax impact of the impairment recovery and gain on sale related to the Company’s Government Services business was calculated using a 39.0% tax rate for all periods presented. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(h) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded.

(i) FY17 QTD includes a $2.6M tax charge related to non-deductible acquisitions costs. FY 17 YTD includes a tax benefit of $14.6M related to expiring statute of limitations and $2.6M tax charge related to non-deductible acquisitions costs. FY16 QTD AND FY16 YTD includes a tax benefit of $0.4M and $18.4M,respectively, related to expiring statute of limitations.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2018 GUIDANCE

	Year Ending October 31, 2018
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate

Income from continuing operations per diluted share (a)	$1.33	$1.43
Adjustments (b)	0.37	0.37
Adjusted Income from continuing operations per diluted share (a)	$1.70	$1.80

(a) With the exception of the 2018 Work Opportunity Tax Credits and ASU 2016-09, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments include costs associated with the Company's strategic review and realignment, acquisition-related integration and transaction costs, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.